July 9, 1999

Securities and Exchange Commission
Washington, D.C.   20549

Gentlemen:

This letter is to inform you that the Board of Directors of Union Plaza Hotel & Casino, Inc. have voted to change the principal accounting firm of the Company. On May 21, 1999, during the regularly scheduled Board of Directors meeting, the accounting firm of Conway, Stuart and Woodbury was elected to replace Gary V. Campbell, LTD. as the Company's principal accounting firm. This change becomes effective immediately.

The principal accountant's report on the financial statements for fiscal years 1997 and 1998 and the 1999 interim period did not contain any adverse opinions on the Company's accounting principles or financial reporting.

There have been no disagreements with the former accountant during the past two fiscal years and for the first five months of 1999 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure.

Should you have any questions about this notification, please do not hesitate to call me at (702)-386-2340.

Sincerely,
/s/Larry Dolesh
Larry Dolesh
Vice President of Finance